EXHIBIT 32





      CERTIFICATION PURSUANT TO SECTION 06 OF THE SABANES-OXLEY ACT OF 2002
               (SUBSECTION (a) AND (b) OF SECTION 1350, CHAPTER 63
                        OF TITLE 18, UNITED STATES CODE)





Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, subsections (a) and
(b) of Section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officer of DuraVest, Inc., a Florida corporation (the "Company"), does certify with respect to the Quarterly Report of the Company on Form 10-QSB for the nine months ended September 30, 2005 as filed with the Securities and Exchange Commission (the "10-QSB Report") that: (1) the 10-QSB Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the 10-QSB Report fairly presents in all material respects, the financial condition and results of the Company.



                                      DURAVEST, INC.

Dated:  November 14, 2005             By: /s/ Dr. Ogan Gurel
                                         ---------------------------------------
                                         Dr. Ogan Gurel, President, Principal
                                         Executive, Financial  and Accounting
                                         Officer and  Director